Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE
AUGUST 9, 2011

CHESAPEAKE MIDSTREAM PARTNERS, L.P. REPORTS FINANCIAL
RESULTS FOR THE 2011 SECOND QUARTER

Partnership Reports 2011 Second Quarter Net Income of $41 Million
and Adjusted Ebitda of $79 Million

Partnership Increases Quarterly Distribution to $0.3625 per Unit

OKLAHOMA CITY, OKLAHOMA, AUGUST 9, 2011 – Chesapeake Midstream Partners, L.P. (NYSE:CHKM) today announced financial results for the 2011 second quarter.  Net income for the quarter totaled $41.1 million, an increase of $4.1 million, or 11%, versus the 2010 second quarter.  Net income available to limited partners for the 2011 second quarter was $40.3 million, or $0.29 per limited partner unit.  The Partnership’s adjusted ebitda for the 2011 second quarter was $79.3 million, up $17.8 million, or 29%, from the 2010 second quarter.  Distributable cash flow (DCF) totaled $58.0 million, an increase of $15.0 million, or 35%, compared to the 2010 second quarter.  Adjusted ebitda and DCF are defined on pages three and four of this release.

Total throughput for the 2011 second quarter was 195.5 billion cubic feet (bcf) of natural gas, or 2.15 bcf per day, an increase of 33% from 2010 second quarter throughput of 1.62 bcf per day.  A key driver of the volume increase was throughput from the Haynesville Springridge gas gathering system acquired in December 2010.  Partnership revenue for the 2011 second quarter was $133.2 million, an increase of $32.0 million, or 32%, from 2010 second quarter revenue of $101.2 million.

The Partnership connected 143 new wells to its gathering systems during the 2011 second quarter, an increase of 49% compared to the 2010 second quarter.  Capital expenditures during the 2011 second quarter totaled approximately $109.7 million, including maintenance capital expenditures of approximately $18.5 million.

Partnership Increases Cash Distribution

On July 26, 2011, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.3625 per unit for the 2011 second quarter, a $0.0125, or 3.6%, increase over the 2011 first quarter.  The distribution will be paid on August 12, 2011 to unitholders of record at the close of business on August 5, 2011.  DCF for the 2011 second quarter of $58.0 million provided distribution coverage of 1.13 times the amount required for the Partnership to fund the distribution to both the general and limited partners.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE MIDSTREAM PARTNERS, L.P.
Dave Shiels, CFO (405) 935-6224 dave.shiels@chk.com	Michael Kehs Jim Gipson (405) 935-2560 (405) 935-1310 michael.kehs@chk.com jim.gipson@chk.com	900 N.W. 63rd P.O. Box 18355 Oklahoma City, OK 73154

Partnership Updates 2011 Financial Outlook

The Partnership’s projection of ebitda for the 12 months ending December 31, 2011 remains unchanged at $332 million.  The ebitda projection includes a range of revenue associated with minimum volume commitments of between $10 million and $20 million.  The revenue associated with minimum volume commitments will not be recognized until the fourth quarter of 2011.  The Partnership is revising its estimate of growth capital expenditures for 2011 to $366 million from $256 million while the estimate of maintenance capital expenditures of $74 million remains unchanged.  The increase in projected growth capital expenditures is the result of adjustments to timing of projects.  The scope of the Partnership’s anticipated construction program remains unchanged.

Management Comments

J. Mike Stice, Chesapeake Midstream Partners’ Chief Executive Officer, commented, “I am extremely proud of our performance in 2011.  Our construction teams have delivered a 66% increase in well connects year to date, while at the same time achieving an exceptional safety performance record.  Our execution on both fronts has been outstanding.  This strong operational performance is the basis for meeting our financial objectives and allowing for another distribution increase in the second quarter.”

Credit Facility Amendment

On June 10, 2011, the Partnership completed an amendment to its existing credit facility.  As amended, the credit facility provides up to $800 million of borrowing capacity, an increase of $50 million.  The maturity date was extended one year and will now mature in June 2016.  The amended credit agreement also provides for other favorable term modifications, including improved borrowing rates and fees.  The amended credit facility is an important aspect of the Partnership’s ability to maintain financial flexibility.

Conference Call Information

A conference call to discuss this release of financial results has been scheduled for Wednesday morning, August 10, 2011 at 9:00 a.m. EDT.  The telephone number to access the conference call is 719-457-2630 or toll-free 888-401-4685.  The passcode for the call is 7566669.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EST.  For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EDT on August 10, 2011 through 12:00 p.m. EDT on August 24, 2011.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 7566669.  The conference call will also be webcast live on the Internet and can be accessed by going to the Partnership’s website at www.chkm.com in the "Events" subsection of the "Investors" section of the website.  An archive of the conference call webcast will also be available on the website.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of adjusted ebitda, DCF and adjusted DCF.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP.  Non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, net cash provided by operating activities or any other measure of liquidity or financial performance calculated and presented in accordance with GAAP.  Investors should not consider adjusted ebitda, DCF or adjusted DCF in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP.  Because these non-GAAP financial measures may be defined differently by other companies in our industry, the Partnership’s definition of adjusted ebitda, DCF and adjusted DCF may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Adjusted Ebitda.  The Partnership defines adjusted ebitda as net income (loss) before income tax expense, interest expense, depreciation and amortization expense and certain other items management believes affect the comparability of operating results.  Adjusted ebitda is a non-GAAP financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
The Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to capital structure, historical cost basis or financing methods;

•	The Partnership’s ability to incur and service debt and fund capital expenditures;

•	The ability of the Partnership’s assets to generate sufficient cash flow to make distributions to unitholders; and

•	The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management believes it is appropriate to exclude certain items from ebitda because management believes these items affect the comparability of operating results.  The Partnership believes that the presentation of adjusted ebitda in this press release provides information useful to investors in assessing its financial condition and results of operations.  The GAAP measure most directly comparable to adjusted ebitda is net income.

Distributable Cash Flow.  The Partnership defines DCF as adjusted ebitda attributable to the Partnership adjusted for:

•	Addition of interest income;

•	Subtraction of net cash paid for interest expense;

•	Subtraction of maintenance capital expenditures; and

•	Subtraction of income taxes.

Management compares the DCF the Partnership generates to the cash distributions it expects to pay its partners.  Using this metric, management computes a distribution coverage ratio.  DCF is an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment.  Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in its quarterly cash distributions.  DCF is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which is based on the amount of cash distributions a partnership can pay to a unitholder.  The GAAP measure most directly comparable to DCF is net cash provided by operating activities.

Adjusted Distributable Cash Flow.  The Partnership includes the quarterly impact of contractual minimum volume commitments that are not recognized until the fourth quarter of each year in its calculation of adjusted DCF for the purpose of calculating the distribution coverage ratio.

This press release includes forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events.  They include but are not limited to throughput volumes, revenues, net income, adjusted ebitda and distributable cash flow, as well as other statements concerning our business strategy and plans and objectives for future operations.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information.  Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in our 2010 Annual Report on Form 10-K.

Chesapeake Midstream Partners, L.P. is one of the industry’s largest midstream master limited partnerships and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale, Haynesville Shale and Mid-Continent regions of the U.S.  The Partnership’s common units are listed on the New York Stock Exchange under the symbol CHKM.  Further information is available at www.chkm.com, where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010		Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
Revenues, including revenue from affiliates (1)	$133,217		$101,239	$256,746	$196,625

Operating Expenses
Operating expenses, including expenses from affiliates	44,284		32,385	86,845	63,078
Depreciation and amortization expense	32,747		22,102	63,685	42,712
General and administrative expense, including expenses from affiliates	9,659		7,387	18,605	14,123
Other operating (income) expense	923		(37)	863	(67)

Total operating expenses	87,613		61,837	169,998	119,846

Operating income	45,604		39,402	86,748	76,779

Other Income (Expense)
Interest expense	(3,837)		(1,866)	(5,277)	(3,817)
Other income	42		40	84	42

Income before income tax expense	41,809		37,576	81,555	73,004
Income tax expense	726		559	1,696	1,073

Net income	$41,083		$37,017	$79,859	$71,931

Limited partner interest in net income
Net income	$41,083	$	N/A	79,859	N/A
Less general partner interest in net income	(820)		N/A	(1,596)	N/A

Limited partner interest in net income	$40,263	$	N/A	78,263	N/A

Net income per limited partner unit – basic and diluted
Common units	$0.29	$	N/A	0.56	N/A
Subordinated units	$0.29	$	N/A	0.56	N/A

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	69,224		N/A	69,222	N/A
Subordinated units	69,076		N/A	69,076	N/A

(1)
In the event either Chesapeake Energy Corporation (“Chesapeake”) or Total E&P USA, Inc. (“Total”) does not meet its minimum volume commitment to the Partnership in the Barnett Shale or Haynesville Shale regions, as applicable, under the applicable gas gathering agreement for specified annual periods, Chesapeake or Total, as applicable, is obligated to pay the Partnership a fee equal to the applicable fee for each mcf by which the party’s minimum volume commitment for the year exceeds the actual volumes gathered on the Partnership’s systems.  The Partnership recognizes any associated revenue in the fourth quarter.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(unaudited)

	As of June 30, 2011	As of December 31, 2010
Assets

Total current assets	$60,114	$131,487

Property, plant and equipment
Gathering systems	2,765,571	2,544,053
Other fixed assets	46,027	41,125
Less: Accumulated depreciation	(414,608)	(358,269)

Total property, plant and equipment, net	2,396,990	2,226,909

Intangible assets	164,223	172,481
Deferred loan costs, net	22,088	15,039

Total assets	$2,643,415	$2,545,916

Liabilities and Partners’ Capital

Total current liabilities	$112,353	$97,991

Long-term liabilities
Long term debt	350,000	249,100
Other liabilities	4,352	4,257

Total long-term liabilities	354,352	253,357

Partners’ capital
Partners' capital	2,176,710	2,194,568

Total partners’ capital	2,176,710	2,194,568

Total liabilities and partners’ capital	$2,643,415	$2,545,916

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
(unaudited)

	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
Cash flows from operating activities
Net income	$79,859	$71,931
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,685	42,712
Other non-cash items	3,771	2,571
Changes in assets and liabilities
Decrease in accounts receivable	54,543	130,888
Decrease (increase) in other assets	1,004	(1,603)
Increase in accounts payable	1,117	6,310
Increase (decrease) in accrued liabilities	2,009	(55,400)

Net cash provided by operating activities	205,988	197,409

Cash flows from investing activities
Additions to property, plant and equipment	(216,251)	(97,448)
Proceeds from sale of assets	1,318	2,168

Net cash used in investing activities	(214,933)	(95,280)

Cash flows from financing activities
Proceeds from credit facility borrowings	184,400	233,800
Payments on credit facility borrowings	(433,500)	(166,600)
Proceeds from issuance of senior notes, net of offering costs	343,000	–-
Distribution to unitholders	(96,921)	–-
Initial public offering costs	(1,280)	–-
Debt issuance costs	(2,583)	–-
Distribution to partners	–-	(169,500)
Contribution from predecessor	–-	177
Other adjustments	4	–-

Net cash used in financing activities	(6,880)	(102,123)

Net increase (decrease) in cash and cash equivalents	(15,825)	6

Cash and cash equivalents
Beginning of period	17,816	3

End of period	$1,991	$9

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 ($ in thousands)
(unaudited)

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010

Net Income	$41,083	$37,017	$79,859	$71,931

Adjusted for:
Interest expense	3,837	1,866	5,277	3,817
Income tax expense	726	559	1,696	1,073
Depreciation and amortization expense	32,747	22,102	63,685	42,712
(Gain) Loss on sale of assets	923	(37)	863	(67)

Adjusted EBITDA	$79,316	$61,507	$151,380	$119,466

Cash provided by operating activities	$68,719	79,084	205,988	197,409

Adjusted for:
Changes in assets and liabilities	7,878	(18,688)	(58,673)	(80,195)
Maintenance capital expenditures	(18,500)	(17,500)	(37,000)	(35,000)
Other non-cash items	(127)	26	(371)	42

Distributable cash flow	57,970	42,922	109,944	82,256

Adjusted for:
Implied minimum volume commitment	–-	14,219	5,268	31,395

Adjusted distributable cash flow	$57,970	$57,141	$115,212	$113,651

Cash distribution
Limited partner units ($0.3625 x 138,161,160 units)	$50,084
General partner units ($0.3625 x 2,819,606 units)	1,022

Total cash distribution	$51,106

Distribution coverage ratio	1.13

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
OPERATING STATISTICS
(unaudited)

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010

Barnett Shale
Wells connected during period	81	67	171	120
Total wells connected	2,006	1,685	2,006	1,685
Throughput, bcf per day	1.044	1.059	1.007	1.019
Approximate miles of pipe at end of period	824	700	824	700
Gas compression (horsepower) at end of period	137,210	136,565	137,210	136,565

Haynesville Shale
Wells connected during period	18	–-	37	–-
Total wells connected	201	–-	201	–-
Throughput, bcf per day	0.563	–-	0.529	–-
Approximate miles of pipe at end of period	241	–-	241	–-
Gas compression (horsepower) at end of period	21,970	–-	21,970	–-

Mid-Continent
Wells connected during period	44	29	90	60
Total wells connected	2,446	2,259	2,446	2,259
Throughput, bcf per day	0.541	0.565	0.543	0.558
Approximate miles of pipe at end of period	2,385	2,200	2,385	2,200
Gas compression (horsepower) at end of period	94,129	84,455	94,129	84,455

Total
Wells connected during period	143	96	298	180
Total wells connected	4,653	3,944	4,653	3,944
Throughput, bcf per day	2.148	1.624	2.078	1.577
Approximate miles of pipe at end of period	3,450	2,900	3,450	2,900
Gas compression (horsepower) at end of period	253,979	221,020	253,979	221,020